Exhibit 10.3

Execution Version

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 12, 2013, is by and among THE PEP BOYS - MANNY, MOE & JACK, a Pennsylvania corporation (the “Parent”), THE PEP BOYS MANNY, MOE & JACK OF CALIFORNIA, a California corporation (“PBCA”), PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC., a Delaware corporation (“PBDE”), PEP BOYS - MANNY, MOE & JACK OF PUERTO RICO, INC., a Delaware corporation (“PBPR”), CARRUS SUPPLY CORPORATION, a Delaware corporation (“CARRUS”), TIRE STORES GROUP HOLDING CORP., a Delaware corporation (“TSHC”) and BIG 10 TIRE STORES, LLC, a Delaware limited liability company (“B10” and together with the Parent, PBCA, PBDE, PBPR, CARRUS and TSHC, the “Borrowers” and each individually a “Borrower”), each of those Domestic Subsidiaries of the Borrowers party hereto (collectively, the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, National Association), as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrowers, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of October 11, 2012 (as previously amended and modified and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Lenders amend the definition of “Applicable Percentage” set forth in the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendment to the Credit Agreement in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1                               Definition of Applicable Percentage.  The definition of “Applicable Percentage” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Applicable Percentage” shall mean (a) for Term Loans that are Alternate Base Rate Loans, 2.00% and (b) for Term Loans that are LIBOR Rate Loans, 3.00%.

1.2                               Definition of First Amendment Effective Date.  The definition of “First Amendment Effective Date” is hereby added to Section 1.1 of the Credit Agreement to read as follows:

“First Amendment Effective Date” shall mean November 12, 2013.

1.3                               Section 2.4(c).  Section 2.4(c) is hereby amended and replaced in its entirety with the following:

“Call Protection” Notwithstanding the foregoing, in the event that on or prior to the date that is six (6) months after the First Amendment Effective Date, any Borrower or Subsidiary thereof (i) prepays, refinances, substitutes or replaces all or any portion of the Term Loan in connection with a Repricing Transaction, or (ii) effects any consent, waiver or amendment of this Agreement resulting in a Repricing Transaction, the Borrowers shall jointly and severally pay to the Administrative Agent, for the ratable account of each of the Lenders (including, if applicable, any Non-Consenting Lender), (A) in the case of clause (i), a prepayment premium of 1.00% of the aggregate principal amount of the Term Loan so prepaid, refinanced, substituted or replaced and (B) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of the Term Loan outstanding immediately prior to such consent, waiver or amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1                               Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)                                 Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Lenders.

(b)                                 Executed Lender Authorizations.  The Administrative Agent shall have received executed consents, in substantially the form of Exhibit A attached hereto (each a “Lender Authorization”), from the Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf.  The delivery by the Administrative Agent of its signature page to this Amendment shall constitute conclusive evidence that the consents from the Lenders have been obtained.

(c)                                  Default.  After giving effect to this Amendment, no Default or Event of Default shall exist.

(d)                                 Fees and Expenses.  The Administrative Agent shall have received from the Borrowers such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby (including, without limitation, the fees payable pursuant to that certain Engagement Letter, dated October 2, 2013, among the Parent and the Arrangers) and King & Spalding LLP shall have received from the Borrowers payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(e)                                  Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III
MISCELLANEOUS

3.1                               Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2                               Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)                                 It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)                                 This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)                                  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)                                 After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)                                  After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)                                   The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)                                  The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3                               Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4                               Credit Document.  This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5                               Expenses.  The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6                               Further Assurances.  The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7                               Entirety.  This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8                               Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9                               No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10                        GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.11                        Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12                        General Release.  In consideration of the Administrative Agent’s willingness to enter into this Amendment, on behalf of the Lenders, each Credit Party hereby releases and forever discharges the Administrative Agent, the Lenders and the Administrative Agent’s and the Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any of the Bank Group in any way related to or connected with the Credit Documents and the transactions contemplated thereby.

3.13                        Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:	/s/THE PEP BOYS - MANNY, MOE & JACK
/s/THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA
/s/PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC.
/s/PEP BOYS - MANNY, MOE & JACK OF PUERTO RICO, INC.
/s/CARRUS SUPPLY CORPORATION
/s/TIRE STORES GROUP HOLDING CORP.
/s/BIG 10 TIRE STORES, LLC

ADMINISTRATIVE AGENT AND LENDER:	/s/WELLS FARGO BANK, NATIONAL ASSOCIATION

EXHIBIT A

FORM OF

LENDER AUTHORIZATION

See Attached.

LENDER AUTHORIZATION

This Lender Authorization is given pursuant to the Second Amended and Restated Credit Agreement, dated as of October 11, 2012 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among THE PEP BOYS - MANNY, MOE & JACK, a Pennsylvania corporation (the “Parent”), THE PEP BOYS MANNY, MOE & JACK OF CALIFORNIA, a California corporation (“PBCA”), PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC., a Delaware corporation (“PBDE”), PEP BOYS - MANNY, MOE & JACK OF PUERTO RICO, INC., a Delaware corporation (“PBPR”), CARRUS SUPPLY CORPORATION, a Delaware corporation (“CARRUS”), TIRE STORES GROUP HOLDING CORP., a Delaware corporation (“TSHC”) and BIG 10 TIRE STORES, LLC, a Delaware limited liability company (“B10” and together with the Parent, PBCA, PBDE, PBPR, CARRUS and TSHC, the “Borrowers” and each individually a “Borrower”), each of those Domestic Subsidiaries of the Borrowers party thereto (collectively, the “Guarantors”), the lenders and other financial institutions from time to time party thereto (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, National Association), as administrative agent on behalf of the Lenders under the Credit Agreement  (in such capacity, the “Administrative Agent”).  Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.

The undersigned hereby approves the First Amendment to the Second Amended and Restated Credit Agreement, to be dated on or about November 12, 2013, by and among the Borrowers, the Guarantors party thereto, and the Administrative Agent, on behalf of the Lenders (the “Amendment”), and hereby authorizes the Administrative Agent to execute and deliver the Amendment on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Amendment and the Credit Agreement as amended thereby.

Delivery of this Lender Authorization by telecopy or other electronic means shall be effective as an original.

[Signature pages follow]

A duly authorized officer of the undersigned has executed this Lender Authorization as of the        day of November, 2013.

,
as a Lender

By:
Name:
Title:

*

By:
Name:
Title:

*  Second signature block only required to be signed if two signature blocks are required by such Lender.